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                                                                 EXHIBIT 23.5


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of FPA Medical Management, Inc. on Form S-3 (333-41989) of the report of Stevenson, Jones, Imig, Holmaas & Kleinhans, P.C. dated April 27, 1994 on the financial statements of Thomas-Davis Medical Centers, P.C. as of December 31, 1993 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


                                        STEVENSON, JONES & HOLMAAS, P.C.


Tucson, Arizona
December 18, 1997